                                                                  EXHIBIT 4.3(c)

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                             TENNECO PACKAGING INC.

                                       AND

                            THE CHASE MANHATTAN BANK,


                                   as Trustee


                              ---------------------


                          Second Supplemental Indenture

                          Dated as of November 4, 1999


                                       TO

                                    Indenture

                         Dated as of September 29, 1999


                              ---------------------

                          Providing for the issuance of
                            7.95% Debentures due 2025



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         SECOND SUPPLEMENTAL INDENTURE dated as of November 4, 1999 between TENNECO PACKAGING INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (hereinafter called the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of September 29, 1999 (hereinafter called the "Original Indenture"), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the "Securities"), the terms of which are to be determined as set forth in Section 2.3 of the Original Indenture; and

         WHEREAS, Section 8.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

         WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $276,794,000 to be designated the "7.95% Debentures due 2025" (the "Debentures"), and all action on the part of the Company necessary to authorize the issuance of the Debentures under the Original Indenture and this Second Supplemental Indenture (the "Supplemental Indenture") has been duly taken; and

         WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt whereof is hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Debentures.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, for the benefit of holders of the Debentures issued under the Original Indenture, as follows:

                                   ARTICLE 1.

                 TERMS AND ISSUANCE OF 7.95% DEBENTURES DUE 2025

         Section 1.1. Issue of Debentures. A series of Securities which shall be designated the "7.95% Debentures due 2025" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture including without limitation the terms set forth in this Supplemental Indenture (including the form of Debentures set forth in Section 1.3 hereof). The aggregate principal amount of Debentures which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of Sections 2.8, 2.9, 2.11, 8.5 and 12.3 of the Original

Indenture, exceed $276,794,000. The entire amount of Debentures may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to
Section 2.4 of the Original Indenture.


         Section 1.2. Registered Global Securities. Except as otherwise expressly provided in the Original Indenture, all the Securities issued pursuant to this Supplemental Indenture shall be issued as a single Registered Global Security and no Securities issued pursuant to this Supplemental Indenture will be unregistered; provided, however, that notwithstanding the foregoing, all Securities issued under this Supplemental Indenture on or before November 4, 1999 may be issued originally as a single Registered Security, registered in the name of Tenneco Inc. The Registered Global Security shall bear the following Legend (the "Legend"): "Unless this certificate is presented by an authorized representative of a Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the nominee of such Depositary or such other name as requested by an authorized representative of such Depositary and any payment is made to the nominee of such Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, the nominee, has an interest herein." The initial Depositary (as defined in the Original Indenture) for such Registered Global Security shall be The Depository Trust Company. Each Depositary must, at the time of its designation and at all times it serves as a depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation. The Company shall execute and the Trustee shall, in accordance with
Section 2.4 of the Original Indenture and the Issuer Order (as defined in the Original Indenture) with respect to the Debentures, authenticate and deliver the single Registered Global Security that (i) shall represent and shall be denominated in the amount equal to the aggregate principal amount of all the Debentures to be represented by the Registered Global Security, (ii) shall be registered in the name of the Depositary for the Registered Global Security or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iv) shall bear the Legend on the reverse of each of the Debentures.

         Section 1.3. Forms of Debentures and Authentication Certificate. The forms of the Debentures and the Trustee's certificate of authentication shall be substantially as follows:


                           [FORM OF FACE OF DEBENTURE]

                             TENNECO PACKAGING INC.

                            7.95% DEBENTURE DUE 2025

No.
CUSIP                                                            $___________

         Tenneco Packaging Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to________________________ or registered assigns, the sum of ________________
Dollars on December 15, 2025, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the June 15 or December 15 next preceding the date hereof to which interest has been paid, unless the date hereof is a June 15 or December 15 to which interest on the Debentures has been paid, in which case from the date hereof, or unless no interest has been paid on the Debentures since the original issue date (hereinafter referred to) of this Debenture, in which case from the original issue date, semi-annually on June 15 and December 15 in each year commencing December 15, 1999, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 7.95% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after May 31 or November 30 and prior to the following June 15 or December 15, as the case may be, this Debenture shall bear interest from such June 15 or December 15, or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from the original issue date; provided, however, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Debenture shall bear interest from the June 15 or December 15 to which interest has been paid or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from the original issue date. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the May 31 or November 30, as the case may be, next preceding such June 15 or December 15, or if such May 31 or November 30 is not a business day, the business day next preceding such May 31 or November 30. Interest on this Debenture shall be computed on the basis of a 360-day year of twelve 30-day months. Both principal of and interest on this Debenture are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture register. The original issue date in respect of the Debentures is _________, ________.

         ADDITIONAL PROVISIONS OF THIS DEBENTURE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Debenture shall not be entitled to any benefit under the Indenture hereafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

         In Witness Whereof, Tenneco Packaging Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated_________________________

                                          Tenneco Packaging Inc.

                                          By___________________________________
                                                                      President

Attest:


--------------------------------------
                             Secretary

                         [FORM OF REVERSE OF DEBENTURE]

                             TENNECO PACKAGING INC.


                            7.95% DEBENTURE DUE 2025

         This Debenture is one of a duly authorized issue of Debentures of the Company known as its 7.95% Debentures due 2025 (herein called the "Debentures"), limited to the aggregate principal amount of $276,794,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the "Indenture"), dated as of September 29, 1999, executed by the Company to The Chase Manhattan Bank (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Debentures and of the duties thereunder of the Trustee and the Company.

         The Debentures will not be redeemable prior to maturity.

         The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

         To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Debentures may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Debenture.

         In case a default, as defined in the Indenture, shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Debentures outstanding in the case of payment defaults on the Debentures and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

         The Indenture provides that no holder of any Debenture may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Debentures in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Debenture.

         Unless this certificate is presented by an authorized representative of a Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the nominee of such Depositary or such other name as requested by an authorized representative of such Depositary and any payment is made to the nominee of such Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, the nominee, has an interest herein.

         The Company, the Trustee, any paying agent and any Registrar of the Debentures may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Debentures shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on, this Debenture, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, or the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Debenture and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This Debenture is one of the 7.95% Debentures due 2025 described in the within-mentioned Indenture.

                                               THE CHASE MANHATTAN BANK,

                                                                         Trustee

                                                By____________________________
                                                         Authorized Officer

                                   ARTICLE 2.
                                  MISCELLANEOUS

         Section 2.1. Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         Section 2.2. Responsibility for Recitals, Etc. The recitals herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or of the proceeds thereof.

         Section 2.3. Additional Amounts. The Company will not pay any additional amounts on the Debentures held by a person who is not a U.S. Person (as defined in the Original Indenture) in respect of any tax, assessment or governmental charge withheld or deducted.

         Section 2.4. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         Section 2.5. NEW YORK CONTRACT. THIS SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 2.6. Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, said TENNECO PACKAGING INC. has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said THE CHASE MANHATTAN BANK has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents as of November 4, 1999.


                                       TENNECO PACKAGING INC.




                                       By    /s/ Karen R. Osar
                                           -----------------------------------
                                           Name: Karen R. Osar
                                           Title: Vice President and Treasurer




                                       THE CHASE MANHATTAN BANK




                                       By    /s/ Ronald J. Halleran
                                           -----------------------------------
                                           Name: Ronald J. Halleran
                                           Title: Assistant Vice President